                                                                    Exhibit 10.7

            SECOND AMENDMENT TO AGREEMENT AND PLAN OF SHARE EXCHANGE



     AMENDMENT dated as of November 16, 1994 among Barden Communications, Inc., Comcast Corporation, Don H. Barden and the Don H. Barden Revocable Trust dated June 21, 1994, as amended.


                              W I T N E S E T H :


     WHEREAS, the parties hereto have heretofore entered into an Agreement and Plan of Share Exchange dated as of October 21, 1994 and amended as of November 4, 1994 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend certain provisions of the Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1.  Definitions; References.  Unless otherwise specifically
                 -----------------------
defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     SECTION 2.  Amendments to the Agreement
                 ---------------------------

     SECTION 2.01.  Amendment of Section 1.01 of the Agreement.  (a)  Section
                    ------------------------------------------
1.01(c) of the Agreement is amended to read as follows:

  "Adjustment Amount" means (i) the total of the Detroit Adjustment Amount, the BCI Adjustment Amount, and, if and only if the Inkster Partnership is owned by the Company at the Closing, the Inkster Adjustment Amount (the foregoing adjustment amounts may be positive or negative amounts) reduced by (ii) the Warranty Breach Reduction.

     (b) Section 1.01(u) of the Agreement is amended by adding the following immediately before clause (2) of such Section:

  provided however that for purposes of calculating such adjustment, all indebtedness and other amounts owing by the Detroit partnership to any member of the MHI consolidated group shall be deemed to be a Current Liability which reduces the Purchase Price solely for the purpose of calculating this adjustment amount so as to ensure that the amount payable to BCI, hereunder, for its interest in the Detroit partnership is reduced by its 40% share of such inter-company debt.

     (c)  Section 1.01(ag) of the Agreement is amended to read as follows:

  "Escrow Agreement" means the Paying/Escrow Agreement in the form set forth as Exhibit A hereto;

     (d)  Section 1.01(ah) of the Agreement is amended to read as follows:

  "Exchange Consideration" means an amount equal to the total of (i) the Base Exchange Consideration, plus (ii) the Adjustment Amount. The Exchange Consideration shall be paid in part in cash and in part in the form of the Purchaser Note as set forth in Section 2.05;

     (e) Section 1.01(bs) of the Agreement is amended by adding the following:

     "Cash Portion", Section 2.05(a);

     "Closing Certificate", Section 2.05(c);

     "Holdback Claim", Section 7.05(e)(i);

     "Purchaser Note", Section 2.05(a);

     "Warranty Arbitrators", Section 3A.01(d);

     "Warranty Breach Notice", Section 3A.01(a);

     "Warranty Breach Objection Notice", Section 3A. 01(c);

     "Warranty Breach Reduction", Section 3A.01(e);

     "Warranty Holdback", Section 3A.01(e);

     SECTION 2.02.  Amendment of Section 2.04 of the Agreement.  Section 2.04
                    ------------------------------------------
of the Agreement is amended by adding the following at the end of the first sentence of such Section:

  provided that a portion of the consideration due to Barden shall not be in cash but shall be in the form of a non-interest bearing promissory note (in form and substance reasonably satisfactory to the Company) of the Purchaser (the "Purchaser Note") in an amount equal to the principal and interest owing on the Barden Note at the time of the closing.

     SECTION 2.03.  Amendment of Section 2.05 of the Agreement.  (a) The first
                    ------------------------------------------
and second sentences of Section 2.05(a) of the Agreement are amended to read as follows:

  On the Closing Date, upon the terms and conditions set forth in this Agreement, the Purchaser shall purchase 100% of the issued and outstanding Shares of the Company in exchange for (i) the payment of an amount of cash (the "Cash Portion") equal to the Exchange Consideration less the amount of the Purchaser Note and (ii) the Purchaser Note. Such cash payment to be made by Purchaser and the Purchaser Note shall be deposited with the Paying/Escrow Agent who shall disburse said cash and the Purchaser Note only in accordance with the terms and conditions of the Escrow Agreement.

     (b)  Section 2.05(c) of the Agreement is amended to read as follows:

  Not less than two (2) business days prior to the Closing Date, the Company shall deliver to the Purchaser and Rogers a certificate executed by the Vice President of the Company (as amended by agreement of the parties hereto, the "Closing Certificate") setting forth a good faith reasonable estimate of the Exchange Consideration which specifically identifies a detailed breakdown of the estimates of the BCI Adjustment Amount, the Detroit Adjustment Amount (for purposes of calculating the Detroit Adjustment, the Company shall rely exclusively on the Estimated Price under the SPA as it relates to any calculation of Price Adjustments related to the Detroit Partnership, Cable Management or the Detroit CATV System except to the extent it is necessary to calculate BCI's share of inter-company debt of the Detroit Partnership), the Warranty Breach Reduction, the Purchaser Note and, if and only if the Inkster Partnership is owned by the Company at the time of the Closing, the Inkster Adjustment Amount. Purchaser's representatives shall be entitled to review such supporting data as may be reasonably necessary to verify such information and the parties shall cooperate in good faith to resolve any disputes as to the amount of the estimated Exchange Consideration as set forth in the Closing Certificate, and any modification to the Closing Certificate shall only be by mutual agreement of the parties.

     (c)  Section 2.05(d) of the Agreement is amended to read as follows:

  Based on the estimate of the Exchange Consideration as set forth in the Closing Certificate the Purchaser shall deposit with the Paying/Escrow Agent at the time of closing (i) an amount of cash equal to the Cash Portion calculated on the basis of the Exchange Consideration estimated in the Closing Certificate and (ii) the Purchaser Note. To the extent that it is subsequently determined that the estimate of Exchange Consideration as set forth in the Closing Certificate is less than the actual amount of the Exchange Consideration as determined on the Settlement Date, the Purchaser shall make a payment in accordance with Section 2.05(k) on the Settlement Date. All assets deposited with the Paying/Escrow Agent shall be disbursed only in accordance with the terms and conditions of the Escrow Agreement.

     (d)  Section 2.05(e) of the Agreement is amended as follows:

          (i)   by deleting the first sentence of such Section;

          (ii) by adding the word "estimated" immediately before the words "Exchange Consideration based on their determinations" in the fourth sentence of such Section (as such Section reads before the amendment in clause (i) hereof);

          (iii) by replacing the first word of the eighth sentence of such Section (as such Section reads before the amendment in clause (i) hereof) with the words "Any such";

          (iv)  by deleting clause (iii) of such Section and amending clauses
  (i) through (iv) thereof to read as follows:


                 (i)        BCI/Detroit System Holdback  $5,000,000
                                                         increased
                                                         by the
                                                         amount, if
                                                         any, of
                                                         the
                                                         Warranty
                                                         Holdback

                 (ii)       Inkster System Holdback      $  300,000

                 (iii)      Exchange Consideration       $1,000,000
                            Holdback

          (v) by amending the last sentence of the first paragraph of such Section to read as follows:

  The Holdback Amounts shall be disbursed from such accounts in accordance with this Agreement and the Escrow Agreement.

          (vi) by adding the following at the end of the last sentence of such Section:

  provided that in lieu of disbursing the Purchaser Note to Barden, the Paying/Escrow Agent will deliver the Purchaser Note to BCI on behalf of Barden in exchange for the Barden Note marked paid in full and will deliver the Barden Note so marked to Barden.

     (e) Following Section 2.05(i) of the Agreement, the Agreement is amended by adding the following:

          (j) Warranty Breach Reduction.  Notwithstanding any of the foregoing
              -------------------------
  provisions of this Section 2.05, the amount of the Warranty Breach Reduction, if any, shall be the sum of all reductions determined in accordance with the provisions of Section 3A.01 and not this Section and no Adjustment Arbitrator shall vary the amount of any such reduction included in the Warranty Breach Reduction

     (f) Section 2.05(j) of the Agreement (as the Agreement reads before the amendment in Section 2.03(e) hereof) is amended by renumbering such Section as
Section 2.05(k) and is further amended by replacing the words "Payment Date" in the final clause of such Section with the words "Closing Date".

     SECTION 2.04.  Amendment of Section 2.06 of the Agreement.  The first
                    ------------------------------------------
sentence of Section 2.06 of the Agreement is amended to read as follows:

  If, prior to the Closing, the Purchaser shall determine in good faith either
  (i) that it is not reasonably likely that all notices, consents, approvals, orders and authorizations referred to in Section 6.02(c) and relating to the Inkster Partnership will be obtained by Closing, or (ii) that any condition to the obligations of the Purchaser under Section 6.02 (other than Section 6.02(c)) will not be satisfied insofar as such condition relates to the Inkster Partnership, then the Purchaser may elect to require the Company to sell its 99% interest in the Inkster Partnership.

     SECTION 2.05.  Amendment of Section 3.26 of the Agreement.  The first
                    ------------------------------------------
sentence of Section 3.26 of the Agreement is amended by replacing the words "the Partnership Interests and the Barden Note" in the first sentence of such Section with the words "the Partnership Interests, the Barden Note and the books and records of the Company".

     SECTION 2.06.  Amendment of the Agreement.  Following Section 3.34 of the
                    --------------------------
Agreement, the Agreement is amended by adding the following:


3A.  BREACH OF WARRANTIES; PRICE REDUCTION FOR BREACH; HOLDBACK
     ----------------------------------------------------------
  Section 3A.01  Warranty Breaches.
                 -----------------

          (a) Notice of Breach and Request for Reduction of the Exchange
              ----------------------------------------------------------
  Consideration.  At any time and from time prior to Closing the Purchaser may
  -------------
  deliver to Barden a notice in writing (a "Warranty Breach Notice") specifying any circumstances, matters or things alleged by it to constitute one or more breaches of the representations and warranties (except to the extent they relate exclusively to the Inkster Partnership or to the extent Barden would not have liability therefore as a result of Section 7.05(ii)) contained in
  Section 3 with respect to which the Purchaser is requesting a reduction of the Exchange Consideration or, alternatively, the holdback in the manner set out in Section 3A.01(g) of a portion of the Exchange Consideration payable at Closing until the full amount of the loss, if any, sustained by the Purchaser in respect of such alleged breach or breaches can be determined. Such notice shall also contain the Purchaser's estimate of the amount of the reduction in the Exchange Consideration or the amount of such holdback, as the case may be, that the Purchaser believes to be appropriate in the circumstances with respect to each such breach. Notwithstanding the foregoing, the Purchaser may not give a Warranty Breach Notice unless the aggregate of the amounts requested thereby (and in any Warranty Breach Notices previously given) as reductions of the Exchange Consideration and/or as holdbacks equal at least $100,000.

          (b) Warranty Breach Review. Barden shall have a period of thirty
              -----------------------
  (30) days following the date of the delivery of the Warranty Breach Notice to review each BCI Warranty Breach Notice received by it. If no objection to a particular BCI Warranty Breach Notice (including as to the existence of any breach alleged therein or to the amount or appropriateness of any reduction to the Exchange Consideration or holdback proposed therein) is delivered by Barden in writing to the Purchaser within such thirty (30) day period, the Exchange Consideration shall be reduced by the amount or amounts, if any, of the proposed reduction or reductions thereto in such Warranty Breach Notice and the amount or amounts of the holdback, if any, proposed in such

  Warranty Breach Notice shall be added to the Warranty Holdback in accordance with Section 3A.01(g).

            (c) Warranty Breach Disputes. If Barden objects on any of the bases
                -------------------------
  set out in Section 3A.01(b) to all or part of the contents of a particular Warranty Breach Notice, Barden shall give notice in writing (a "Warranty Breach Objection Notice") to the Purchaser setting out in reasonable detail the nature of such objection including, where applicable, the amount, if any, by which Barden believes the Exchange Consideration should be so reduced or the amount, if any, of any proposed holdback. Barden and the Purchaser shall attempt to resolve any such disputed matters within fifteen (15) days from the date the Purchaser receives the BCI Warranty Breach Objection Notice.

           (d) Warranty Arbitration Procedures.  If Barden  and the Purchaser
               --------------------------------
  cannot resolve all such disputed matters arising out of a Warranty Breach Notice within fifteen (15) days after the date that the Purchaser receives the Warranty Breach Objection Notice, such matters that remain in dispute shall be referred to three arbitrators, one to be appointed by Barden, one to be appointed by the Purchaser and the third to be appointed by the two arbitrators thus appointed; provided that the determination by such arbitrators shall be made within sixty (60) days after reference of the dispute to such arbitrators. Once one party has appointed an arbitrator in accordance with the foregoing, if the other party shall refuse or neglect to appoint an arbitrator and give written notice of such appointment to the first-mentioned party within ten (10) days after the first-mentioned party has served written notice of its appointment of an arbitrator upon the other party, then the arbitrator so appointed by the first-mentioned party shall have the power to proceed to determine the matters in dispute as if he was an arbitrator appointed by both parties for that purpose; provided that any determination by him shall be made within sixty (60) days after reference of such dispute to such arbitrator. If two (2) arbitrators thus duly appointed are unable to agree as to the third arbitrator, the third arbitrator shall be a person designated for such purpose by a firm selected by lot by counsel for Barden from among Price Waterhouse or Deloitte & Touche (excluding any firm of which either of the already chosen arbitrators is a member or principal). (The three arbitrators (or, where applicable, the single arbitrator) thus authorized to determine the disputed matters are hereinafter referred to as the "Warranty Arbitrators".) The arbitration shall take place in New York City. The rules and procedures to be followed in the arbitration proceedings shall be determined by the Warranty Arbitrators in their own discretion and shall comply with the proceedings necessary to have any award confirmed by the New York Supreme Court pursuant to the New York Civil Practice Law and Rules
                                         -------------------------------------
  7500 et. seq. unless such compliance is waived by both parties.  The fees and
       --------
  expenses of the Warranty Arbitrators shall be borne in the manner determined by such arbitrators in their discretion as being fair.

           (e) Matters to be Determined by BCI Warranty Arbitrators and Status
               ----------------------------------------------------------------
  of Such Determinations.  Where the Warranty Arbitrators have determined (or
  -- --------------------
  Barden has admitted) that a breach of the representations and warranties (except to the extent they relate solely to the Inkster Partnership or to the extent Barden would not have liability therefore as a result of Section 7.05(ii)) set out in Section 3 has occurred, the Warranty Arbitrators shall determine whether it is appropriate that the Exchange Consideration should be reduced or whether there should be an increase in the Warranty Holdback depending on whether, in the BCI Warranty Arbitrators' judgment, the damages sustained by the Purchaser in respect of such breach can be determined with reasonable certainty at the time of such arbitration or must await the outcome of future events. If the Warranty Arbitrators determine that a reduction in the Exchange Consideration is appropriate, they shall determine the amount thereof having regard, among other things that they in their discretion deem appropriate, to the amount of any indemnity that would be payable in respect thereto pursuant to the provisions of Section 7.05 as it would be read without the inclusion of paragraph 7.05(i). (The aggregate of all such reductions of the Exchange Consideration thus determined in accordance with this Section 3A.01(e) or settled or deemed to be settled in accordance with Section 3A.01(b) or otherwise agreed to, is herein referred to as the "Warranty Breach Reduction"). If the arbitrators determine that a holdback is appropriate, they shall determine the amount of such holdback, being the amount that in their judgment is reasonably sufficient to secure any claim by the Purchaser for indemnification under Section 7.05 in respect of each breach they have found to have occurred. (The aggregate of all such holdbacks thus determined in accordance with this Section 3A.01(e) or settled or deemed to be settled in accordance with Section 3A.01(b) or otherwise agreed to, is herein referred to as the "Warranty Holdback"). The determination by the arbitrators of any matter referred to them pursuant hereto (including, without limitation, as to whether any breach of any such warranty or representation has occurred and the amount and appropriateness of any reduction of the Exchange Consideration or the amount of any holdback) shall be final and binding on the parties hereto.

           (f) Warranty Breach Reduction.  The determination by the Warranty
               --------------------------
  Arbitrators that there has or has not been a breach of any representation or warranty set out in the said Section 3 shall not prejudice or effect, in any way, the right of the Purchaser to claim an indemnity arising out of a breach of any representation or warranty by the Company or Barden based on different facts. The determination by the Warranty Arbitrators as to the amount of the reduction of the Exchange Consideration in respect of a breach of any warranty or representation by the Company or Barden found by the Warranty Arbitrators (or admitted by Barden) to have occurred, shall be final and conclusive as to the damages sustained by the Purchaser with respect thereto and the Purchaser shall not have any further claim, including any claim for indemnification under Section 7 hereof in respect of that breach.

           (g) Warranty Holdback.  The aggregate amount of the holdbacks
               ------------------
  determined or agreed pursuant to this Section 3A.01 shall be referred to herein as the "Warranty Holdback" and the BCI/Detroit System Holdback shall be increased by the amount of the Warranty Holdback. Such amount shall be held by the Paying/Escrow Agent in accordance with Section 2.05(e) to be held by the Paying/Escrow Agent in trust for Barden, subject to the rights of the Purchaser as hereinafter provided and pending application in the manner hereinafter provided, shall be invested by the Paying/Escrow Agent in interest bearing bank accounts and money market securities having a maturity of not more than two (2) months. Upon the final determination by agreement of the parties or by any court that an amount is payable by Barden to the Purchaser as an indemnification under Section 7 in respect of a breach of any representation or warranty with respect to which all or part of the Warranty Holdback was made, the amount so held by the Paying/Escrow Agent as part of the Warranty Holdback that is referable to such claim, including a proportionate share, as determined by the Paying/Escrow Agent, of any interest earned by the Paying/Escrow Agent on the Warranty Holdback shall be paid to the Purchaser to satisfy such claim for indemnification and the balance of such portion including such interest shall be paid to Barden. If the portion of the Warranty Holdback that was made with respect to such claim is less than the amount finally determined to be payable by Barden to the Purchaser with respect to such claim, then in addition to the amount otherwise to be paid to the Purchaser under this paragraph, Barden shall pay to the Purchaser the difference between the portion of the Warranty Holdback that was made with respect to such claim and the amount finally determined to be payable by Barden to the Purchaser with respect to such claim, plus an amount equal to the interest such additional amount would have earned had it been deposited with the Paying/Escrow Agent as part of the Warranty Holdback. If any claim for indemnification with respect to which all or part of the Warranty Holdback was made shall expire in accordance with the provisions of Section 7.04 or if as a result of a final determination by a court or agreement of the parties, no amount shall be payable with respect to a particular claim for indemnification under Section 7 with respect to which all or part of the Warranty Holdback was made, the portion of the Warranty Holdback that was made with respect to such claim, together with a proportionate share, as determined by the Paying/Escrow Agent, of interest earned by the Paying/Escrow Agent on the Warranty Holdback, shall be paid to Barden.

           (h) Termination of Agreement.  Notwithstanding anything herein
               -------------------------
  otherwise contained, if the aggregate of the Warranty Breach Reduction and the Warranty Holdback exceeds $25,000,000, then by notice in writing to Barden given within ten (10) days following the date upon which such aggregate shall first exceeds $25,000,000 and at any time within ten (10) days following each date upon which such aggregate shall thereafter increase, the Purchaser may terminate this Agreement; provided that if the Purchaser shall terminate this Agreement pursuant to this Section 3A.01(h), the Company shall within ten (10) days following receipt by the Company of the Purchaser's notice of termination, pay to the Purchaser the sum of $750,000, any such payment being in full satisfaction of all of the Purchaser's rights hereunder. In no event will the aggregate of the Warranty Breach Reduction and the Warranty Holdback exceed the Exchange Consideration.

           (i) Pending Warranty Breach Notices.  The Closing shall not take
               -------------------------------
  place while any Warranty Breach Notice is pending; provided that if the
                                                     -------- ----
  Closing would take place on a given date but for the effect of the foregoing part of this sentence, then at the election of the Purchaser, all amounts with respect to which the Purchaser has in good faith requested a reduction or holdback in any pending Warranty Breach Notices shall be added to the Warranty Holdback and the Closing shall occur.

     SECTION 2.07.  Amendment of Section 5.14 of the Agreement.  Clause (i) of
                    ------------------------------------------
the first sentence of Section 5.14 of the Agreement is amended to read as follows:

  all assets of the Company other than the Partnership Interests and the books and records of the Company will be sold or assigned to Barden or an affiliate of Barden or otherwise distributed,

     SECTION 2.08.  Amendment of Section 6.02(h) of the Agreement.  Section
                    ---------------------------------------------
6.02(h) of the Agreement is amended by replacing the words "within 30 days of the date hereof" in the first sentence of such Section with the words "no later than November 30, 1994" and to replace the words "within said 30 day period" in the second sentence of such Section with the words "by November 30, 1994".

     SECTION 2.09.  Amendment of Section 7.05(e) of the Agreement.  Section
                    ---------------------------------------------
7.05(e) of the Agreement is amended as follows:

     (a)  Section 7.05(e)(i) of the Agreement is amended to read as follows:

  Barden shall have no liability under this Agreement or otherwise for or on Account of Indemnifiable Damages for Inkster Claims under Section 7.05(a) or
  (b) unless and until all such damages, in the aggregate exceed $75,000, in which case Barden shall have liability to the extent of the excess of the aggregate of such claims over the initial $50,000. Barden's aggregate liability under the indemnities provided in this Section 7.05(a) or (b) (except insofar as it applies to Sections 2.06, 3.26, and 5.14, or insofar as it relates to Holdback Claims, as to all of which no limitation will apply) shall not exceed 95% of the Exchange Consideration reduced by any amounts paid to Purchaser by Rogers under the Indemnity Agreement between the Purchaser and Rogers wherein Rogers agrees to indemnify Purchaser for obligations of the Company or Barden pursuant to this Agreement. Notwithstanding the foregoing, the provisions of this paragraph (i) shall not apply to any claim in respect of which a holdback has been made under Section 3A.1. (a "Holdback Claim").

     (b) Following Section 7.05(e)(iii) of the Agreement, Section 7.05(e) of the Agreement is amended to read as follows:

     (iv) Barden's indemnity obligations hereunder shall not apply when an adjustment of the Exchange Consideration has been made with respect thereto under Section 3A.01 or to the extent that an adjustment of the Exchange Consideration has been made with respect thereto under Section 2.05.

     (c) Section 7.05(e)(iv) of the Agreement is amended by renumbering such Section as Section 7.05(e)(v).

     SECTION 2.10.  Amendment of Section 7.09 of the Agreement.  Section 7.09
                    ------------------------------------------
of the Agreement is amended to add the words "in the relevant Escrow Account" immediately after the words "Paying/Escrow Agent holds cash" in the first sentence of such Section.

     SECTION 2.11.  Amendment of Section 7.10 of the Agreement.  Section 7.10
                    ------------------------------------------
of the Agreement is amended to read as follows:

  The provisions of Section 7.05 - Indemnification by Barden and 7.06 -
                                   -------------------------
  Indemnification by Purchaser and the other provisions of this Section 7 shall
  ----------------------------
  apply to any claim against either party for breach of any covenants, representation, warranty or other provision contained in this Agreement, or in any certificate delivered pursuant thereto, except for (i) a claim for specific performance or injunctive relief or (ii) as provided in Section 3A, with the intent that, subject to such exceptions, all such claims shall be subject to any applicable limitations and other provisions contained in this
  Section 7.

     SECTION 2.12.  Amendment of Section 8.02 of the Agreement.  Section 8.02
                    ------------------------------------------
of the Agreement is amended by adding the Section number "3A.1(h)," immediately before the Section number "5.05(d)" in the first sentence of such Section.

     SECTION 3.  Governing Law.  This Amendment shall be governed by and
                 -------------
construed in accordance with the laws of the State of Michigan.

     SECTION 4.  Counterparts; Effectiveness.  This Amendment may be signed in
                 ---------------------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                            BARDEN COMMUNICATIONS, INC.


                            By: /s/ Don H. Barden
                               -------------------------
                               Don H. Barden, President


                            /s/ Don H. Barden
                            -----------------------------
                            Don H. Barden individually and as trustee of the Don
                            H. Barden Revocable Trust, dated as of June 21, 1994, as amended from time to time.

                            COMCAST CORPORATION


                            By: /s/ Stanley Wang
                               ----------------------------
                               Name  Stanley Wang



                            Title:
                                  -------------------------


Consented and Agreed:
ROGERS COMMUNICATIONS, INC.



By /s/ G. W. Savage               By /s/ D. Miller
   ------------------------          ------------------------
   Name: G. W. Savage                Name: D. Miller
   Title: Senior V.P. and CFO        Title: Vice President
   Date:                             Date: